Exhibit 99.1

MetaBank® Serves as Agent for Distributing Prepaid Debit Cards as part of Economic Impact Program
Follows Successful Distribution of First Round of EIP Debit Cards Earlier This Year

Sioux Falls, S.D., January 4, 2021 (GLOBE NEWSWIRE) – Meta Financial Group, Inc.® (Nasdaq: CASH) (the “Company”) today announced that MetaBank® (“MetaBank” or the “Bank”), a wholly-owned subsidiary of the Company, has again been asked to disburse Economic Impact Payments (“EIP”) funds through the distribution of prepaid debit cards, a program authorized by the U.S. Congress through the Consolidated Appropriations Act of 2021 (“CAA”).

Earlier this year, the Bank dispensed $6.4 billion of the first round of EIP payments under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) through the distribution of 3.6 million Bank-issued prepaid cards. Aligned with the Company’s mission of enabling financial inclusion, the Bank expects that it will disburse approximately $7 billion of EIP payments in the second round, with initial payments beginning after January 4, 2021. Enhanced consumer education relating to this disbursement will be available to consumers at eipcard.com.

While the EIP program will have a minimal impact on the Company’s earnings, the balance sheet impact will be significant due to the large amount of cash on deposit balances during its fiscal second quarter, resulting in a significant but temporary reduction of net interest margin, return on assets and the Company’s leverage capital ratios until funds are spent by consumers. The Bank does not expect these conditions will be sustained over the long-term and does not expect any material impact on its risk-based capital ratios.

The Bank is coordinating with the Office of the Comptroller of the Currency (the “OCC”) and the Federal Reserve and has been granted temporary exemption from its requirement to maintain minimum regulatory capital leverage ratios by the OCC due to deposits received as part of the EIP program. The Bank expects to remain in good standing with regulatory agencies, will not be deemed as undercapitalized, and will not be under any regulatory restrictions due to participation in this program.

Additional information can be found in the 8-K filing dated January 4, 2021, that was filed by the Company with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to the disbursement of EIP funds. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About MetaBank, N.A.
MetaBank®, N.A., a national bank (“Meta”), is a subsidiary of Meta Financial Group, Inc.® (Nasdaq: CASH), a South Dakota-based financial holding company. Meta is a leader in providing innovative financial solutions to consumers and businesses in under-served niche markets and believes in financial inclusion for all. Meta’s commercial lending division works with high-value niche industries, rapid-growth companies and technology adopters to grow their businesses and build more profitable customer relationships nationwide. Meta is one of the largest issuers of prepaid cards in the U.S., having issued more than a billion cards in partnership with banks, program managers, payments providers and other businesses, and offers a total payments services solution that includes ACH origination, wire transfers, and more. For more information, visit the MetaBank website.

Investor Relations:
Brittany Kelley Elsasser
Director of Investor Relations
605.362.2423
bkelley@metabank.com

Media Relations:
mediarelations@metabank.com